Exhibit 99.2

Park City Group Reports 9% Increase in Revenue, Net Income More than Triples for Fiscal First Quarter 2021

All Three Revenue Streams, Compliance, Supply Chain and MarketPlace - Reflect YoY Growth

SALT LAKE CITY--(BUSINESS WIRE)-- Park City Group, Inc. (PCYG), the parent company of ReposiTrak, Inc., which operates a B2B ecommerce, compliance, and supply chain platform that partners with retailers, wholesalers, and their suppliers, to accelerate sales, control risk, and improve supply chain efficiencies, today announced financial results for the first fiscal quarter ended September 30, 2020.

First Quarter Financial and Recent Business Highlights:

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Total revenue increased to $5.23 million from $4.80 million, a 9% year-over-year increase resulting from higher MarketPlace revenue and recurring SaaS revenue.

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Operating expense decreased 1% year-over-year.

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GAAP net income up 212% to $555,000 vs. $178,000.

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Net income to common shareholders of $408,000 vs. $32,000.

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EPS $0.02 vs. $0.00 in the prior year first quarter.

Randall K. Fields, Chairman and CEO of Park City Group commented, “We grew revenue in both our SaaS offerings which includes supply chain and compliance, and delivered double-digit growth in MarketPlace as customers continue to utilize our platform for safely sourcing hard-to-find items. The result was a 9% consolidated revenue growth, which is noteworthy considering the pandemic business environment. We achieved these results while simultaneously decreasing selling, general, and administrative expenses by more than $270,000 compared to last year.”

“The pandemic-related challenges within the supply chain continue to serve as tailwinds for our MarketPlace offering for the foreseeable future,” continued Mr. Fields. “We are beginning to secure opportunities beyond the traditional grocery sector. Government entities are evaluating MarketPlace as a platform to help source COVID and other emergency supplies, personal protective apparel, and other high-demand items. Our pipeline of potential opportunities in the government sector is growing.”

“Simultaneously, we continue to grow our SaaS offerings, which give us greater long-term visibility into our predictable results as the economy begins to normalize,” added Mr. Fields. “The growing base of recurring SaaS revenue enables consistent profitability, as evidenced by our more than ten-fold improvement in net income to common shareholders. In addition, we delivered a $2.9 million, or 16%, year-over-year increase in our net cash generated in the quarter, giving us a strong start in the new fiscal year. Our customers continue to navigate unprecedented challenges, impacting our sales cycle, but we continue to adapt our cost structure and believe we are well-positioned for the balance of our fiscal year.”

First Quarter Financial Results (three months ended September 30, 2020 vs. three months ended September 30, 2019):

Total revenue increased 9% to $5.23 million as compared to $4.80 million due to growth in MarketPlace revenue and a 6% increase in recurring revenue. Total operating expense was $4.6 million, a 1.4% decrease from $4.7 million. GAAP net income was $555,000, or 10.6% of revenue, versus $178,000, or 3.7% of revenue, and GAAP net income to common shareholders was $408,000, or $0.02 per diluted share, compared to $32,000, or $0.00 per diluted share.

Balance Sheet:

The Company had $21.2 million in cash and cash equivalents at September 30, 2020, compared to $20.3 million at June 30, 2020.

Conference Call:

The Company will host a conference call at 4:15 p.m. Eastern today. The conference call will also be webcast and will be available via the investor relations section of the Company’s website, www.parkcitygroup.com.

Participant Dial-In Numbers:

Date: Monday, November 16th
Time: 4:15 p.m. ET (1:15 p.m. PT)
Toll-Free 1-877-407-9716
Toll/International 1-201-493-6779
Conference ID: 13713020
Replay Dial-In Numbers:
Toll-Free 1-844-512-2921
Toll/International 1-412-317-6671
From: 11/16/20 @ 7:15 p.m. Eastern Time
To: 12/16/20 @ 11:59 p.m. Eastern Time
Replay Pin Number: 13713020

About Park City Group:

Park City Group, Inc., the parent company of ReposiTrak, Inc., a compliance, supply chain, and e-commerce platform that enables retailers, wholesalers, and their suppliers, to accelerate sales, control risk, and improve supply chain efficiencies. More information is available at www.parkcitygroup.com and www.repositrak.com.

Specific disclosure relating to Park City Group, including management's analysis of results from operations and financial condition, are contained in the Company's annual report on Form 10-K for the fiscal year ended September 30, 2019 and other reports filed with the Securities and Exchange Commission. Investors are encouraged to read and consider such disclosure and analysis contained in the Company's Form 10-K and other reports, including the risk factors contained in the Form 10-K.

Forward-Looking Statement

Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “predict,” “if”, “should” and “will” and similar expressions as they relate to Park City Group, Inc. (“Park City Group”) are intended to identify such forward-looking statements. Park City Group may from time to time update these publicly announced projections, but it is not obligated to do so. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. For a discussion of such risks and uncertainties, see “Risk Factors” in Park City’s annual report on Form 10-K, its quarterly report on Form 10-Q, and its other reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

PARK CITY GROUP, INC.
Consolidated Condensed Balance Sheets (Unaudited)

Assets	September 30, 2020	June 30, 2020
Current Assets
Cash	$21,158,716	$20,345,330
Receivables, net of allowance for doubtful accounts of $376,954 and $251,954 at September 30, 2020 and June 30, 2020, respectively	3,895,158	4,007,316
Contract asset – unbilled current portion	2,899,819	2,300,754
Prepaid expense and other current assets	594,245	495,511

Total Current Assets	28,547,938	27,148,911

Property and equipment, net	2,872,805	3,003,402

Other Assets:
Deposits, and other assets	22,414	22,414
Prepaid expense – less current portion	62,919	77,030
Contract asset – unbilled long-term portion	542,170	838,726
Operating lease – right-of-use asset	760,172	781,137
Customer relationships	624,150	657,000
Goodwill	20,883,886	20,883,886
Capitalized software costs, net	9,269	18,539

Total Other Assets	22,904,980	23,278,732

Total Assets	$54,325,723	$53,431,045

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$465,012	$407,497
Accrued liabilities	1,712,342	1,123,528
Contract liability – deferred revenue	1,951,467	1,845,347
Lines of credit	5,280,000	4,660,000
Operating lease liability – current	86,853	85,767
Current portion of notes payable	-	310,242
Current portion of paycheck protection program loans	668,457	479,866

Total current liabilities	10,164,131	8,912,247

Long-term liabilities
Operating lease liability – less current portion	673,318	695,369
Notes payable – less current portion	-	610,512
Paycheck protection program loans	440,893	629,484

Total liabilities	11,278,342	10,847,612

Commitments and contingencies

Stockholders’ equity:
Preferred Stock; $0.01 par value, 30,000,000 shares authorized;
Series B Preferred, 700,000 shares authorized; 625,375 shares issued and outstanding at September 30, 2020 and June 30, 2020, respectively	6,254	6,254
Series B-1 Preferred, 550,000 shares authorized; 212,402 shares issued and outstanding at September 30, 2020 and June 30, 2020, respectively	2,124	2,124
Common Stock, $0.01 par value, 50,000,000 shares authorized; 19,499,767 and 19,484,485 issued and outstanding at September 30, 2020 and June 30, 2020, respectively	195,000	194,847
Additional paid-in capital	75,326,677	75,271,097
Accumulated deficit	(32,482,674)	(32,890,889)

Total stockholders’ equity	43,047,381	42,583,433

Total liabilities and stockholders’ equity	$54,325,723	$53,431,045

PARK CITY GROUP, INC.
Consolidated Condensed Statements of Operations (Unaudited)

	Three Months Ended September 30,
	2020	2019

Revenue:	$5,225,402	$4,800,084

Operating expense:
Cost of services and product support	1,980,957	1,828,114
Sales and marketing	1,283,041	1,414,863
General and administrative	1,081,925	1,222,212
Depreciation and amortization	248,500	193,677
Total operating expense	4,594,423	4,658,866

Income from operations	630,979	141,218

Other income (expense):
Interest income	34,341	82,731
Interest expense	(70,545)	(20,598)
Unrealized gain (loss) on short term investments	(16,263)	-

Income before income taxes	578,512	203,351

(Provision) for income taxes:	(23,686)	(25,000)
Net income	554,826	178,351

Dividends on preferred stock	(146,611)	(146,611)

Net income applicable to Common Stockholders	$408,215	$31,740

Weighted average shares, basic	19,489,000	19,811,000
Weighted average shares, diluted	19,642,000	20,122,000
Basic income per share	$0.02	$0.00
Diluted income per share	$0.02	$0.00

PARK CITY GROUP, INC.
Consolidated Condensed Statements of Cash Flows (Unaudited)

	Three Months Ended September 30,
	2020	2019
Cash flows from operating activities:
Net income	$554,826	$178,351
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	248,500	193,677
Amortization of operating right-of-use asset	20,965	-
Stock compensation expense	93,432	119,567
Bad debt expense	125,000	125,000
(Increase) decrease in:
Accounts receivables	(1,154,077)	(321,246)
Long-term receivables, prepaid and other assets	691,245	730,563
Right-of-use asset	-	(842,689)
(Decrease) increase in:
Accounts payable	57,515	(89,198)
Accrued liabilities	501,063	(261,758)
Operating lease liability	(20,965)	842,689
Deferred revenue	105,844	37,638
Net cash provided by operating activities	1,223,348	712,594

Cash flows from investing activities:
Purchase of property and equipment	(12,925)	(353,706)
Net cash used in investing activities	(12,925)	(353,706)

Cash flows financing activities:
Net increase in lines of credit	620,000	-
Common Stock buyback/retirement	-	(517,360)
Proceeds from employee stock plans	50,328	63,523
Dividends paid	(146,611)	(146,611)
Payments on notes payable and capital leases	(920,754)	(72,420)
Net cash used in financing activities	(397,037)	(672,868)

Net (decrease) increase in cash and cash equivalents	813,386	(313,980)

Cash and cash equivalents at beginning of period	20,345,330	18,609,423
Cash and cash equivalents at end of period	$21,158,716	$18,295,443

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$25,899	$79,073
Cash paid for interest	$70,545	$20,598
Cash paid for operating leases	$30,600	$30,600

Supplemental disclosure of non-cash investing and financing activities:
Common Stock to pay accrued liabilities	$5,405	$77,888
Dividends accrued on preferred stock	$146,611	$146,611